UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

DONNELLEY FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-37728	36-4829580
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events

On December 18, 2018, Donnelley Financial Solutions, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Credit Agreement dated as of September 30, 2016 (as in effect prior to the Amendment, the “Credit Agreement,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment, among other things, extends the maturity of the revolving facility, reduces the interest rate margins and facility fees applicable to the revolving facility, and modifies the financial maintenance and negative covenants in the Credit Agreement.

Under the Amended Credit Agreement, the maturity date of the revolving facility is December 18, 2023 (the “Amended Revolving Facility Maturity Date”), provided that if any term loans are outstanding under the Amended Credit Agreement on the date that is six months prior to the maturity date of the term loan facility (the “Springing Maturity Date”) and have not otherwise been extended or refinanced such that their maturity date and weighted average life to maturity, in each case is no earlier than 91 days after the Amended Revolving Facility Maturity Date, the Amended Revolving Facility Maturity Date will be the Springing Maturity Date. The Amended Credit Agreement permits individual lenders to agree to extend the maturity of their commitments under the revolving facility upon the request of the Company and without the consent of any other lender pursuant to pro rata offers to all lenders under the revolving facility and subject to customary conditions.

Under the Amended Credit Agreement, the interest rate per annum applicable to loans under the revolving facility is equal to a base rate plus a margin ranging from 1.000% to 1.500%, or LIBOR plus a margin ranging from 2.000% to 2.500%, in either case based upon the consolidated leverage ratio of the Company and its restricted subsidiaries. In addition, the Company will pay a facility fee on the average daily amount of the total revolving commitments regardless of usage, ranging from 0.300% to 0.400%, based upon the consolidated leverage ratio of the Company and its restricted subsidiaries.

The foregoing summary of the Amendment is qualified in its entirety by reference to actual Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Second Amendment to Credit Agreement dated as of December 18, 2018, by and among Donnelley Financial Solutions, Inc., the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: December 18, 2018	By:	/s/ David A. Gardella
David A. Gardella
Chief Financial Officer